Exhibit 99

Contact Info:    Joseph R. Lussier, Executive Vice President, Chief Financial Officer and Treasurer (978) 656-5578

Enterprise Bancorp, Inc. Announces Third Quarter 2019 Net Income of $9.0 Million

LOWELL, Mass., October 17, 2019 (GLOBE NEWSWIRE) - Enterprise Bancorp, Inc. (the "Company" or "Enterprise") (NASDAQ: EBTC), parent of Enterprise Bank, announced net income for the three months ended September 30, 2019 of $9.0 million, an increase of $1.0 million, or 13%, compared to the three months ended September 30, 2018. Diluted earnings per share were $0.76 for the three months ended September 30, 2019, an increase of 12%, compared to $0.68 for the three months ended September 30, 2018. Net income for the nine months ended September 30, 2019 amounted to $25.5 million, an increase of $3.1 million, or 14%, compared to the nine months ended September 30, 2018. Diluted earnings per share were $2.15 for the nine months ended September 30, 2019, an increase of 13%, compared to $1.91 for the nine months ended September 30, 2018.

As previously announced on October 15, 2019, the Company declared a quarterly dividend of $0.16 per share to be paid on December 2, 2019 to shareholders of record as of November 11, 2019.

Chief Executive Officer Jack Clancy commented, "Over the past twelve months, assets, loans, and customer deposits increased by 9%, 7%, and 12%, respectively, compared to September 30, 2018. Loan and deposit growth, along with a reduction in the loan loss provision, were the key drivers to our earnings increase as compared to the nine months ended September 30, 2018."

Mr. Clancy added, "The collective efforts and contributions of our dedicated Enterprise team, including fostering a positive culture, active community involvement, relationship building, a customer-focused mindset, and ongoing enhancements to our leading-edge product and service offerings, continues to drive our growth. Our culture and customer-centric philosophy starts by Enterprise team members operating from a genuine sense of purpose to serve our fellow team members, customers and communities. Our top priority will always be ongoing investment in our greatest asset: our people. We also remain highly focused on the continual, organic growth of our branch network. As recently announced, our 25th and 26th branches in Lexington and North Andover, Massachusetts, are anticipated to open in late fall 2019 and late spring 2020, respectively."

On September 5, 2019, Enterprise Bank was recognized at the Boston Business Journal's Corporate Citizenship Summit as ranking #2 for the highest average hours of community service and #55 among the largest corporate donors in Massachusetts. Founder and Chairman George L. Duncan said, "While we at Enterprise Bank are proud of our financial growth and consistency, we are equally proud of our commitment to the communities we serve, which is entrenched in our culture and reflects our deep sense of purpose as a genuine community bank. We do not seek recognition for our efforts; our reward comes in knowing that the lives of our neighbors are enriched by the non-profit organizations and charities we support, as well as the lives of our team members who take pride in making such a meaningful impact where they work and live. These recognitions are truly a tribute to our team members, who embrace Enterprise Bank's corporate values and make a difference in the lives of so many."

Results of Operations

Net interest income for the three months ended September 30, 2019 amounted to $29.4 million, an increase of $2.0 million, or 7%, compared to the same three-month period in 2018. Net interest income for the nine months ended September 30, 2019 amounted to $86.3 million, an increase of $5.6 million, or 7%, compared to the nine months ended September 30, 2018. The increase in net interest income was due largely to interest-earning asset growth, primarily in loans. Average loan balances increased $132.4 million, or 6%, for the three months ended September 30, 2019 and $110.4 million, or 5%, for the nine months ended September 30, 2019, compared to the same respective 2018 period averages. Tax equivalent net interest margin ("Margin") was 3.93% for the three months ended September 30, 2019, compared to 3.89% for the three months ended September 30, 2018. Margin was 3.96% for the nine months ended September 30, 2019, compared to 3.95% for the nine months ended September 30, 2018.

For the three months ended September 30, 2019, the provision to the allowance for loan losses amounted to $1.0 million, compared to $750 thousand during the three months ended September 30, 2018. The increase in the provision in the third quarter of 2019 was due to the higher levels of loan growth, compared to the same three- month period in 2018.

For the nine months ended September 30, 2019, the provision to the allowance for loan losses was $1.6 million, compared to the provision of $2.7 million for the nine months ended September 30, 2018. The decrease compared to the prior year was due primarily to generally improved credit metrics compared to the prior year period, partially offset by the impact of loan growth in the current period.

The allowance for loan losses to total loans ratio was 1.37% at September 30, 2019, compared to 1.42% at December 31, 2018 and 1.49% at September 30, 2018.
Affecting the provision for loan losses for the three- and nine-month periods ended September 30, 2019 compared to the same periods in the prior year were:

•	The ratio of classified loans to total loans amounted to 2.37% at September 30, 2019, compared to 2.54% at September 30, 2018.

•
Loan growth for the nine months ended September 30, 2019 was $84.6 million, compared to $40.6 million during the nine months ended September 30, 2018. Loan growth was $58.0 million and $11.9 million for the three-month periods ended September 30, 2019 and September 30, 2018, respectively.

•	Net charge-offs were $1.5 million for the nine months ended September 30, 2019, compared to net charge-offs of $1.0 million for the nine months ended September 30, 2018.

•
After foreclosure proceedings in 2019, one previously classified commercial loan relationship was transferred to Other Real Estate Owned ("OREO") with a net carry value of $255 thousand and the property was sold during the third quarter of 2019. The Company carried no OREO during 2018.

Non-interest income for the three months ended September 30, 2019 amounted to $4.1 million, an increase of $425 thousand, or 11%, compared to the three months ended September 30, 2018. Non-interest income for the nine months ended September 30, 2019 amounted to $12.0 million, an increase of $777 thousand, or 7%, compared to the nine months ended September 30, 2018. Non-interest income increased in 2019 primarily due to increases in deposit and interchange fees. Year-to-date non-interest income was also impacted by net gains on sales of investments, and net gains on fair value adjustments of equity securities, which is included in other income, partially offset by lower wealth management income.
Non-interest expense for the three months ended September 30, 2019 amounted to $21.1 million, an increase of $1.1 million, or 6%, compared to the three months ended September 30, 2018. For the nine months ended September 30, 2019, non-interest expense amounted to $63.7 million, an increase of $3.5 million, or 6%, compared to the nine months ended September 30, 2018. Increases in non-interest expense in 2019 primarily related to the Company's strategic growth initiatives, particularly salaries and employee benefit expenses, partially offset by a reduction in deposit insurance premiums primarily resulting from a Small Bank Assessment Credit from the FDIC Deposit Insurance Fund of $376 thousand.

Key Financial Highlights

▪
Total assets amounted to $3.14 billion at September 30, 2019, compared to $2.96 billion at December 31, 2018, an increase of $174.4 million, or 6%. Since June 30, 2019, total assets decreased $28.8 million, or 1%.

▪
Total loans amounted to $2.47 billion at September 30, 2019, compared to $2.39 billion at December 31, 2018, an increase of $84.6 million, or 4%. Since June 30, 2019, total loans increased $58.0 million, or 2%.

▪
Customer deposits were $2.78 billion at September 30, 2019, compared to $2.51 billion at December 31, 2018, an increase of $276.4 million, or 11%. Since June 30, 2019, customer deposits decreased $45.8 million, or 2%.

▪
Investment assets under management amounted to $875.0 million at September 30, 2019, compared to $800.8 million at December 31, 2018, an increase of $74.3 million, or 9%. Since June 30, 2019, investment assets under management increased $17.9 million, or 2%.

▪
Total assets under management amounted to $4.11 billion at September 30, 2019, compared to $3.85 billion at December 31, 2018, an increase of $253.1 million, or 7%. Since June 30, 2019, total assets under management are relatively flat.

Enterprise Bancorp, Inc. is a Massachusetts corporation that conducts substantially all of its operations through Enterprise Bank and Trust Company, commonly referred to as Enterprise Bank, and has reported 120 consecutive profitable quarters. Enterprise Bank is principally engaged in the business of attracting deposits from the general public and investing in commercial loans and investment securities. Through Enterprise Bank and its subsidiaries, the Company offers a range of commercial, residential and consumer loan products, deposit products and cash management services, digital banking options, and insurance services. Enterprise Bank also provides a range of wealth management, wealth services and trust services delivered via two channels, Enterprise Wealth Management and Enterprise Wealth Services. The Company's headquarters and Enterprise Bank's main office are located at 222 Merrimack Street in Lowell, Massachusetts. The Company's primary market area is the Greater Merrimack Valley, Nashoba Valley, and North Central regions of Massachusetts and Southern New Hampshire (Southern Hillsborough and Rockingham counties). Enterprise Bank has 24 full-service branches located in the Massachusetts communities of Lowell (2), Acton, Andover, Billerica (2), Chelmsford (2), Dracut, Fitchburg, Lawrence, Leominster, Methuen, Tewksbury (2), Tyngsborough and Westford and in the New Hampshire communities of Derry, Hudson, Nashua (2), Pelham, Salem and Windham. The Company is also in the process of establishing branch offices in the Massachusetts communities of Lexington and North Andover and anticipates that these offices will open in the late fall of 2019 and late spring 2020, respectively.

This earnings release contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by references to a future period or periods or by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "will," "should," "plan," and other similar terms or expressions. Forward-looking statements should not be relied on because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance, and achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed in, or implied by, the forward-looking statements. Factors that could cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, competition and market expansion opportunities, changes in non-interest expenditures or in the anticipated benefits of such expenditures, the receipt of required regulatory approvals, and changes in tax laws. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. For more information about these factors, please see our reports filed with or furnished to the Securities and Exchange Commission (the "SEC"), including our most recent Annual Report on Form 10-K on file with the SEC, including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Any forward-looking statements contained in this earnings release are made as of the date hereof, and we undertake no duty, and specifically disclaim any duty, to update or revise any such statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

ENTERPRISE BANCORP, INC.
Consolidated Balance Sheets
(unaudited)

(Dollars in thousands)	September 30, 2019	December 31, 2018	September 30, 2018
Assets
Cash and cash equivalents:
Cash and due from banks	$52,927	$43,865	$29,453
Interest-earning deposits	29,482	19,255	35,672
Total cash and cash equivalents	82,409	63,120	65,125
Investments:
Debt securities at fair value	482,106	431,473	433,017
Equity securities at fair value	1,433	1,448	1,263
Total investment securities at fair value	483,539	432,921	434,280
Federal Home Loan Bank stock	2,024	5,357	2,593
Loans held for sale	3,297	701	618
Loans, less allowance for loan losses of $33,935 at September 30, 2019, $33,849 at December 31, 2018, and $34,534 at September 30, 2018	2,438,195	2,353,657	2,275,958
Premises and equipment, net	43,519	37,588	37,649
Lease right-of-use asset	19,184	—	—
Accrued interest receivable	12,356	11,462	11,701
Deferred income taxes, net	8,139	11,747	14,040
Bank-owned life insurance	30,620	30,138	29,971
Prepaid income taxes	1,729	732	1,017
Prepaid expenses and other assets	8,057	11,279	11,996
Goodwill	5,656	5,656	5,656
Total assets	$3,138,724	$2,964,358	$2,890,604
Liabilities and Stockholders' Equity
Liabilities
Deposits:
Customer deposits	$2,784,393	$2,507,999	$2,487,873
Brokered deposits	—	56,783	123,839
Total deposits	2,784,393	2,564,782	2,611,712
Borrowed funds	4,177	100,492	497
Subordinated debt	14,869	14,860	14,857
Lease liability	18,250	—	—
Accrued expenses and other liabilities	25,433	27,948	20,238
Accrued interest payable	920	979	1,315
Total liabilities	2,848,042	2,709,061	2,648,619
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized; no shares issued	—	—	—
Common stock, $0.01 par value per share; 40,000,000 shares authorized; 11,816,071 shares issued and outstanding at September 30, 2019, 11,708,218 shares issued and outstanding at December 31, 2018, and 11,703,874 shares issued and outstanding at September 30, 2018	118	117	117
Additional paid-in capital	93,459	91,281	90,725
Retained earnings	184,994	165,183	160,380
Accumulated other comprehensive income (loss)	12,111	(1,284)	(9,237)
Total stockholders' equity	290,682	255,297	241,985
Total liabilities and stockholders' equity	$3,138,724	$2,964,358	$2,890,604

ENTERPRISE BANCORP, INC.
Consolidated Statements of Income
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2019	2018	2019	2018
Interest and dividend income:
Loans and loans held for sale	$30,938	$28,109	$90,973	$81,786
Investment securities	3,278	2,742	9,785	7,835
Other interest-earning assets	632	497	1,688	818
Total interest and dividend income	34,848	31,348	102,446	90,439
Interest expense:
Deposits	5,158	3,697	15,156	8,770
Borrowed funds	36	6	315	332
Subordinated debt	233	233	692	692
Total interest expense	5,427	3,936	16,163	9,794
Net interest income	29,421	27,412	86,283	80,645
Provision for loan losses	1,025	750	1,580	2,650
Net interest income after provision for loan losses	28,396	26,662	84,703	77,995
Non-interest income:
Wealth management fees	1,407	1,388	4,077	4,214
Deposit and interchange fees	1,790	1,552	5,041	4,608
Income on bank-owned life insurance, net	158	167	482	505
Net gains on sales of investment securities	—	(34)	146	(33)
Gains on sales of loans	139	47	244	179
Other income	655	604	2,035	1,775
Total non-interest income	4,149	3,724	12,025	11,248
Non-interest expense:
Salaries and employee benefits	14,382	13,026	41,982	38,479
Occupancy and equipment expenses	2,034	2,110	6,342	6,304
Technology and telecommunications expenses	1,863	1,568	5,290	4,760
Advertising and public relations expenses	430	530	1,927	2,284
Audit, legal and other professional fees	528	435	1,389	1,361
Deposit insurance premiums	16	418	733	1,264
Supplies and postage expenses	232	236	718	734
Other operating expenses	1,613	1,652	5,320	5,044
Total non-interest expense	21,098	19,975	63,701	60,230
Income before income taxes	11,447	10,411	33,027	29,013
Provision for income taxes	2,445	2,429	7,566	6,632
Net income	$9,002	$7,982	$25,461	$22,381

Basic earnings per share	$0.76	$0.68	$2.16	$1.92
Diluted earnings per share	$0.76	$0.68	$2.15	$1.91

Basic weighted average common shares outstanding	11,808,603	11,697,951	11,779,629	11,671,494
Diluted weighted average common shares outstanding	11,843,497	11,770,719	11,820,388	11,745,935

ENTERPRISE BANCORP, INC.
Selected Consolidated Financial Data and Ratios
(unaudited)

	At or for the nine months ended	At or for the year ended	At or for the nine months ended
(Dollars in thousands, except per share data)	September 30, 2019	December 31, 2018	September 30, 2018

BALANCE SHEET AND OTHER DATA
Total assets	$3,138,724	$2,964,358	$2,890,604
Loans serviced for others	93,672	89,232	91,931
Investment assets under management	875,049	800,751	883,032
Total assets under management	$4,107,445	$3,854,341	$3,865,567

Book value per share	$24.60	$21.80	$20.68
Dividends paid per common share	$0.480	$0.580	$0.435
Total capital to risk weighted assets	12.04%	11.77%	11.98%
Tier 1 capital to risk weighted assets	10.23%	9.93%	10.12%
Tier 1 capital to average assets	8.68%	8.56%	8.34%
Common equity tier 1 capital to risk weighted assets	10.23%	9.93%	10.12%
Allowance for loan losses to total loans	1.37%	1.42%	1.49%
Non-performing assets	$12,183	$11,784	$11,621
Non-performing assets to total assets	0.39%	0.40%	0.40%

INCOME STATEMENT DATA (annualized)
Return on average total assets	1.10%	1.00%	1.04%
Return on average stockholders' equity	12.49%	12.15%	12.74%
Net interest margin (tax equivalent)(1)	3.96%	3.97%	3.95%

(1) Tax equivalent net interest margin is net interest income adjusted for the tax equivalent effect associated with tax exempt loan and investment income, expressed as a percentage of average interest earning assets.